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                                                                  EXHIBIT 23(ii)

                 [LETTERHEAD OF JACKSON & KELLY APPEARS HERE]


                                 June 14, 1995


Virginia Electric and Power Company
Richmond, VA 23261

         Re:  Virginia Electric and Power Company
              Medium-Term Notes - Series F


Dear Sirs:

         We hereby consent to the statements made in respect to our firm under the caption "EXPERTS" appearing in the Registration Statement on Form S-3 (and the prospectus included therein) of Virginia Electric and Power Company, to be filed on or about June 14, 1995, with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for registration of $200,000,000 in Medium-Term Notes, Series F.

                                           Very truly yours,

                                           /s/ Jackson & Kelly

                                               JACKSON & KELLY